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                                                                     EXHIBIT 5.1



                              _______________, 2001


Board of Directors
Emissions Testing, Inc.
400 Colony Park
Building 104 Suite 600
Cumming, Georgia  30041

    Re: Emissions Testing, Inc. f/k/a eMissions Testing, Inc. (the "Company") Registration Statement on Form S-1, as amended
         Registration File No. 333-47082
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Gentlemen:

         We have acted as counsel to the Company in connection with the preparation of Registration Statement No. 333-47082 on Form S-1 and amendments thereto (the "Registration Statement") filed by the Company with the Securities and Exchange Commission with respect to an offering by the Company of 6,623,137 shares of Common Stock, no par value per share (the "Shares"). Of the 6,623,137 Shares, 2,000,000 shares are to be offered by the Company through one or more broker-dealers selected by the Company; 1,070,000 shares are to be offered by the founders of the Company, and 3,553,137 shares are to be offered the holder of certain convertible debentures and stock warrants issued by the Company, which shares are issuable upon the conversion of such debentures and the exercise of such warrants.

         In so acting, we have examined original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company, of the Board of Directors of the Company (as now or previously constituted), and of public officials, and of such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

         Based on the foregoing, we are of the opinion that:

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Emissions Testing, Inc.
_______________, 2001
Page 2


         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Georgia.

         2. The Shares, when issued and sold upon the terms described in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are in within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                             Sincerely,

                                             EPSTEIN BECKER & GREEN, P.C.

                                             By:
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                                                   Thomas J. Stalzer
                                                   Shareholder